EXHIBIT 99.23
(LOCH HARRIS, INC., JUNE 18, 2003 FORM 8-K)


                                                                            COPY

                               CAUSE NO. GN200180


MARI L. STASSI AND ROBERT                |     IN THE DISTRICT COURT OF
STEWART, DERIVATIVELY ON BEHALF          |
OF LOCH HARRIS, INC.; AND RICHARD        |     TRAVIS COUNTY, TEXAS
C. MILLER, MICHAEL WHITE, AND            |
RANDY SHILLINGBURG, ON BEHALF OF         |     345TH JUDICIAL DISTRICT
THEMSELVES AND ALL OTHERS SIMILARLY      |
SITUATED,                                |
                                         |
          PLAINTIFFS,                    |
V.                                       |     FINAL JUDGMENT
                                         |
RODNEY A. BOONE, MARK E.                 |
BAKER, CHARLES BLACKWELL,                |
AND ROBERT B. BAKER,                     |
                                         |
          DEFENDANTS,                    |
                                         |
LOCH HARRIS, INC.,                       |
                                         |
          NOMINAL DEFENDANT.             |



     THIS MATTER has come before this Court on Plaintiffs' Motion for Final Approval of Settlement, filed May 9, 2003 ("Plaintiffs' Motion"); and Plaintiffs' Fee-and-Expense Application, filed May 9, 2003 ("Plaintiffs' Application"). The settlement under consideration is contained in two documents attached to Plaintiffs' Motion as Exhibits 1 and 2, titled as follows:

          (i) Amended & Restated Term Sheet - Reorganization, Share Exchange, Dissolution, and Liquidation to be Ordered by the Court pursuant to Settlement of Loch Harris Litigation; and

          (ii) Amended Plan of Distribution - Settlement of Loch Harris Litigation.

In aggregate, these two documents are referred to herein as the "Settlement Agreement."
                                                                  FILED #6
                                                             2003 JUN-6 AM 10:19


                                      -1-
FINAL JUDGMENT

     This Court has considered all papers filed and proceedings had herein, including oral arguments, and otherwise is fully informed in the matter. Good cause appearing therefor, the Court has determined that (i) Plaintiffs' Motion should be granted in its entirety; and (ii) Plaintiffs' Application should be granted as modified herein. The Court therefore enters this Final Judgment, which constitutes a final adjudication of this matter.

     Any capitalized terms used herein and not separately defined have the same definitions as in this Court's March 11, 2003 Order Preliminarily Approving Settlement, Approving Content of Notice and Manner of Giving Notice, and Scheduling Further Settlement Proceedings ("Preliminary Order") and/or Plaintiffs' Motion or Plaintiffs' Application.

     It is hereby ORDERED, ADJUDGED, AND DECREED as follows:

PROCEDURAL HISTORY
------------------

     1. In January 18, 2002, plaintiffs Mari L. Stassi and Robert Stewart filed this action derivatively on behalf of Loch Harris and against the individual defendants and nominal defendant Loch Harris. Plaintiffs alleged that the individual defendants were directors and officers of Loch Harris who breached their fiduciary and other duties by, inter alia, failing for more than four years to convene a shareholders' meeting to elect directors; increasing the number of authorized shares without shareholder vote; failing to file periodic reports with the S.E.C. as required by the Securities Exchange Act of 1934; taking actions that resulted in resignation of Loch Harris's auditors and the auditors' withdrawal of previous financial reports; and wasting corporate assets. See Original Petition (Jan. 18, 2002).

     2. On November 1, 2002, plaintiffs Richard C. Miller, Michael White, and Randy Shillingburg, through a plea in intervention and an amended petition, enlarged the action to include class claims filed against the individual defendants. The class claims, like the derivative claims, were for breach of fiduciary or other duties owed to the class plaintiffs and members of the putative class. See Plea in Intervention and First Amended Petition (Nov. 1,
2002).

     3.     The individual defendants generally denied all liability.

     4. On March 7, 2003, this Court held a hearing on the parties' joint motion for preliminary approval of the settlement and approval of the proposed notice to shareholders. On March 11, 2003, this Court signed and entered the Preliminary Order granting the parties' joint motion. In that order, the Court granted class certification and approved derivative status for settlement purposes; preliminarily approved the proposed settlement; approved the content of the notices that the parties had submitted; ordered the parties to disseminate the notices; and scheduled the final-approval hearing.


                                      - 2 -
FINAL JUDGMENT

     5. On May 30, 2003, this Court held a hearing on Plaintiffs' Motion and Plaintiffs' Application. This Final Judgment ensues.

PERSONAL JURISDICTION
---------------------

     6. Nominal defendant Loch Harris, Inc. ("Loch Harris") is a corporation headquartered in Austin, Texas. See http://www.sec.gov/Archives/edgar/data/766347/000101540203000708/0001015402-03-
-------------------------------------------------------------------------------
000708.txt (Form 8-K filed by Loch Harris with the S.E.C.). The individual
----------
defendants, Messrs. Rodney A. Boone, Mark E. Baker, Charles Blackwell, and Robert B. Baker, are or were directors or officers of Loch Harris. Loch Harris and each of the individual defendants, either through counsel or pro se, have appeared in this matter by signing various papers to be filed in this Court, including but not limited to a joint motion and joint brief in support of preliminary approval of the settlement. None has contested personal jurisdiction. The Court therefore has personal jurisdiction over nominal defendant Loch Harris and each of the individual defendants.

     7. Under the standards set forth in Phillips Petroleum Co. v. Shutts, 472 U.S. 797, 809-814 (1985) and its progeny, the Court has personal jurisdiction over all shareholders and members of the Class, as more fully defined below, with respect to the derivative and class claims brought herein.

DERIVATIVE ACTION
-----------------

     8. This Court, in its March 11, 2003 Preliminary Order, approved for settlement purposes the derivative status of this lawsuit. The Court, upon analyzing again the requirements for derivative suits as expressed in Rule 42 of the Texas Rules of Civil Procedure and Article 5.14 of the Texas Business Corporation Act, re-confirms that derivative status was and is warranted for settlement purposes for the reasons expressed in the Preliminary Order, the papers on file herein, at oral argument, and/or as expressed below.

     9.     This action was first filed as a derivative suit by plaintiffs Mari
L. Stassi and Robert Stewart. Rule 42(a) allows "a derivative suit brought pursuant to Article 5.14 of the Texas Business Corporation Act" if

          the petition shall contain the allegations (1) that the plaintiff was a record or beneficial owner of shares, and (2) with particularity, the efforts of the plaintiff to have suit brought for the corporation by the board of directors, or the reasons for not making any such efforts.

Tex. R. Civ. P. 42(a). The petition did contain such allegations.

     10.    Rule 42(a) further states that


                                      - 3 -
FINAL JUDGMENT

          The derivative suit may not be maintained if it appears that the plaintiff does not fairly and adequately represent the interests of the shareholders similarly situated in enforcing the right of the corporation.

Tex. R. Civ. P. 42(a). For the reasons discussed below with regard to the adequacy- of-representation requirement in Rule 42(a)(4) (relating to class actions), the derivative plaintiffs and their counsel are fairly and adequately representing the interests of the shareholders in enforcing the right of Loch Harris against the individual defendants.

     11. All prerequisites for a derivative suit, as expressed in Rule 42(a), are satisfied. The Court re-confirms that derivative status was and is appropriate Rule 42(a), with derivative plaintiffs Mari L. Stassi and Robert Stewart as the derivative representatives and Scott A. Kamber, Esq. as lead derivative counsel. Each of the derivative plaintiffs has committed a tremendous amount of time and effort in the pursuit of this case and consummation of the settlement. In so doing, they have demonstrated that they are independent and able derivative representatives. Each of the derivative plaintiffs, in addition to holding Loch Harris stock, happens to be a holder of CDEX stock as well as stock in other unrelated companies.(1) Their holdings of CDEX stock neither clouded their judgment nor compromised their independence and nothing in the record suggests otherwise.

CLASS CERTIFICATION
-------------------

     12. This Court, in its March 11, 2003 Preliminary Order, granted certification for settlement purposes to a class defined as "[a]ll Loch Harris, Inc. shareholders as of [March 11, 2003], except that the individual defendants and Loch Harris, Inc. are excluded" (the "Class"). The Court, upon analyzing again the requirements for class certification as expressed in Rule 42 of the Texas Rules of Civil Procedure, re-confirms that certification was and is warranted for settlement purposes for the reasons expressed in the Preliminary Order, the papers on file herein, at oral argument, and/or as expressed below.

     13. Excluded from the Class are all those persons listed on Attachment A hereto, who have requested exclusion from the Class. The Court notes that, as shown on Attachment A, seven people requested exclusion pursuant to the procedures that this Court previously ordered; and one other person submitted a request for exclusion that was one day late. See Second Cantor Aff., Ex. D (May 21, 2003). The Court will oblige the wishes of the late requestor and allow him to be excluded. Thus, all of the eight people listed on Attachment A are excluded from the Class and are unaffected by any


---------------

1    See Appendix of Plaintiffs' Affidavits, specifically the Stassi Aff. at para. 6 (May 7, 2003) and the Stewart Aff. at para. 11 (May 7, 2003).


                                      - 4 -
FINAL JUDGMENT
releases given to or from the Class in this Final Judgment.

     14. Under Rule 42, the requirements of class certification are divided into two subsections, Rules 42(a) and 42(b). Each of these two subsections, Rules 42(a) and 42(b), itself has four separate subparts, labeled 42(a)(1)-(a)(4) and 42(b)(1)-(b)(4). For a class to be certified, each of the four requirements of subparts 42(a)(1)-(a)(4) must be satisfied; and at least one of the requirements of subparts 42(b)(1)-(b)(4) must be satisfied.

     Rule 42(a)
     ----------

     15. Subpart 42(a)(1) requires that the Class be "so numerous that joinder of all members is impracticable." Texas courts have found that this requirement to be satisfied by classes numbering in the hundreds. See Adams v. Reagan, 791 S.W.2d 284, 288 (Tex. App. 1990) (800 to 1,100 class members);
National Gypsum Co. v. Kirbyville Indep. School Dist., 770 S.W.2d 621, 624 (Tex. App. 1989) (either 300 or 66 class members); Southwest Water Services v. Cope, 531 S.W.2d 873, 879 (Tex. App. 1975) (184 class members).

     16. Here, the Class contains thousands of members geographically dispersed in a number of states. Affidavit of Clifford A. Cantor and Scott A. Kamber in Support of Final Approval of Settlement and Approval of Award of Fees (May 8, 2003) ("Counsel Aff.") at Para. 68. The impracticability-of-joinder requirement is satisfied.

     17. Subpart 42(a)(2) requires that "there are questions of law or fact common to the class." A common question is one that when answered as to one class member is answered as to all class members. Chevron U.S.A. v. Kennedy, 808 S.W.2d 159, 162 (Tex. App. 1991).

     18. Plaintiffs' claims relate almost exclusively to defendants' conduct, which was uniform with respect to all Class members. Thus, there are numerous common questions integral to the resolution of this litigation, including the following examples: Did defendants breach their duties by failing to hold shareholder meetings? Did defendants issue unauthorized shares? If so, did defendants breach their duties by doing so? Did defendants obtain adequate consideration for all shares issued? Did defendants commit waste of corporate assets? The common question requirement is satisfied.

     19. Subpart 42(a)(3) requires that "the claimsof the representative parties" be "typical of the claims of the class." The typicality requirement is satisfied when "the claims or defenses of the class representative have the same essential characteristics as those of the class as a whole." Clements v. League of United Latin Amer. Citizens, 800 S.W.2d 948, 952 (Tex. App. 1990). Put another way, "[t]o be typical, the named plaintiffs' claims must arise from the same event or course of conduct giving rise to the claims of other class members." Adams v. Reagan, 791 S.W.2d 284, 290 (Tex. App.


                                      - 5 -
FINAL JUDGMENT

1990).

     20. The claims of the Class plaintiffs arise from the same events and course of conduct giving rise to the claims of the other Class members. The typicality requirement is satisfied.

     21. Subpart 42(a)(4) requires that "the representative parties will fairly and adequately protect the interests of the class." This requirement is satisfied under the following circumstances: "(1) [I]t must appear that the named plaintiffs will vigorously prosecute the class claims through their attorneys, and (2) there must be an absence of antagonism or conflict between the named plaintiffs' interests and the interests of the absent class members." Farmers Ins. Exch. v. Leonard, 2003 WL 1831928 at *1 (Tex. App. Apr. 10, 2003). "[O]nly a conflict that goes to the very subject matter of the litigation will defeat a party's claim of representative status." Adams v. Reagan, 791 S.W.2d 284, 291 (Tex. App. 1990). Adequacy of representation is addressed to the sound discretion of the court. Group Hosp. Serv., Inc. v. Barrett, 426 S.W.2d 310, 315 (Tex. App. 1968).

     22. The plaintiffs are committed to the task of vigorously prosecuting this case. See Appendix of Plaintiffs' Affidavits (filed May 9, 2003) (in which each plaintiff describes the considerable time and effort that he or she spent working on this case and communicating with their counsel). Accord, Counsel Aff. Para.Para.4, 5, 15,18, 19, 36, 57, 72 (confirming the effort that the plaintiffs devoted). The Class plaintiffs and Class members have an identical interest in establishing the liability of defendants. See Adams v. Reagan, 791 S.W.2d at 292.

     23. The plaintiffs are represented by experienced, able counsel thoroughly familiar with complex litigation. Counsel Aff. Exs. 13-14 (r sum s). Counsel have served as lead or co-lead counsel in a number of complex actions in the past. Id. The conduct and work product of plaintiffs' counsel in this Court further satisfy the Court that they are experienced and able. In their appearances before this Court and in the work- product submitted in support of this settlement, both Mr. Cantor and Mr. Kamber have demonstrated their experience, ability, and qualifications to adequately represent the Class and shareholders, respectively, in this complex litigation. Adequacy of representation is established.

     24. All four requirements of Rule 42(a), Tex. R. Civ. P., are satisfied.

     Rule 42(b)
     ----------

     25. If all of the four requirements of Rule 42(a) are satisfied, as they are, the Court must then analyze whether at least one of the requirements of subparts 42(b)(1)-(b)(4) is satisfied. In this instance, all four subparts of Rule 42(b) are satisfied.


                                      - 6 -
FINAL JUDGMENT

     26. A class action may be maintained under subpart 42(b)(1) if "the prosecution of separate actions by or against individual members of the class would create a risk of (A) inconsistent or varying adjudications with respect to individual members of the class which would establish incompatible standards of conduct for the party opposing the class " Tex. R. Civ. P. 42(b)(1). This subpart "clearly embraces cases in which the party is obliged by law to treat the class members alike " 7A C. Wright, A. Miller & M. Kane, FEDERAL PRACTICE & PROCEDURE Sec. 1773 at 433 (2nd ed. 1986).

     27. Subpart 42(b)(1) applies here because the individual defendants must treat all stockholders even-handedly as a matter of law. Easter Oil Corp.
v. Strauss, 52 S.W.2d 336, 341 (Tex. App. 1932) ("[t]he stockholders stand on an equal footing both as to benefits and burdens"). This principal would be violated if, in individual adjudications, some shareholders were to prevail and others were to lose on the same issues; or if individual plaintiffs were to obtain inconsistent injunctive relief. Thus, the action satisfies subpart 42(b)(1).

     28. A class action may be maintained under subpart 42(b)(2) if the defendant "has acted or refused to act on grounds generally applicable to the class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the class as a whole " Tex. R. Civ. P. 42(b)(2).

     29. In plaintiffs' first amended petition, much of the "Prayer for Relief" section is filled with requests for specific injunctive relief. One of the primary requests is mandatory distribution to the Loch Harris shareholders of a large number of shares of CDEX, Inc. ("CDEX") that Loch Harris holds. Thus, the action satisfies subpart 42(b)(2).

     30. A class action may be maintained under subpart 42(b)(3) "where the object of the action is the adjudication of claims which do or may affect specific property involved in the action " Tex. R. Civ. P. 42(b)(3).

     31. As already explained, one principal focus of this action is the distribution of Loch Harris's shares of CDEX. Thus, the action satisfies subpart 42(b)(3).

     32. Finally, a class action may be maintained under subpart 42(b)(4) if "questions of law or fact common to the members of the class predominate over any questions affecting only individual members, and that a class action is superior to other available methods for the fair and efficient adjudication of the controversy." Tex. R. Civ. P. 42(b)(4). This subpart involves two inquiries: predominance of common questions and superiority of a class action.

     33. Focusing first on predominance, "[c]ourts determine if common issues predominate by identifying the substantive issues of the case that will control the


                                      - 7 -
FINAL JUDGMENT
outcome of the litigation, assessing which issues will predominate, and determining if the predominating issues are, in fact, those common to the class. The test for predominance is whether common or individual issues will be the object of most of the efforts of the litigants and the court." Southwestern Ref. Co. v. Bernal, 22 S.W.3d 425, 434 (Tex. 2000) (citations and internal quotation marks omitted).

     34. The entire focus of this litigation is on defendants' actions or omissions: From a factual standpoint, did defendants fail to hold appropriate shareholder meetings? Did they issue shares that had not been appropriately authorized? Did they collect adequate consideration for those shares? Did defendants waste corporate assets? From a legal standpoint, do the above actions constitute a breach of fiduciary duty? To what extent is legal action barred by the statute of limitations? Does a limitation-of-liability provision in Loch Harris's articles immunize the individual defendants and/or increase plaintiffs' burden of proof? All of these questions, both factual and legal, are common to the Class; and none of them is unique to individual Class members. Thus, predominance of common questions is satisfied.

     35. Focusing next on superiority, "[a] class action is the superior method of adjudication when the benefits of class-wide resolution of common issues outweigh any difficulties that may arise in the management of the class." Citizens Ins. Co. of Amer. v. Daccach, 2003 WL 1922502 at *2 (Tex. App. Apr. 24,
2003) (copies of all cases cited in electronic form are attached as Ex. 15 to the Counsel Aff.). "Among the factors a court should consider in determining superiority are (1) the interests of members of the class in individually controlling the prosecution or defense of separate actions, (2) the extent and nature of any litigation concerning the controversy already commenced by or against members of the class, (3) the desirability or undesirability of concentrating the litigation in the particular forum, and (4) the difficulties likely to be encountered in the management of a class action." Farmers Ins. Exch. v. Leonard, 2003 WL 1831928 at *3 (Tex. App. Apr. 10, 2003).

     36. A class action is superior to other available methods of adjudication for several reasons. First, trying this case as a single action provides great economic benefits to the parties and the Court, as opposed to trying a great many individual actions. And, with no other lawsuits having yet been filed, the economic benefit has not been diluted. Further, individual adjudication of the identical fact pattern poses the risk of inconsistent results, presenting both a practical and legal problem for the defendants. See Farmers Ins. Exch., 2003 WL 1831928 at *12 (relying on nearly identical factors). And, because virtually every issue relates to the defendants' actions or omissions as opposed to the plaintiffs' conduct, the Court expects no undue difficulty in the management of this case as a class action. Thus, the superiority requirement is satisfied.

     37.     All prerequisites for class certification under Rule 42(a) and
(b)(1) - (b)(4) are satisfied. The Court re-confirms that certification was and is appropriate under each of those subsections, with Class plaintiffs Richard C. Miller, Michael White, and Randy


                                      - 8 -
FINAL JUDGMENT

Shillingburg as the Class representatives and Clifford A. Cantor, Esq. as lead Class counsel. Each of the Class representatives has committed a tremendous amount of time and effort to the pursuit of this case and consummation of the settlement. In so doing, they have demonstrated that they are independent and able representatives.

NOTICE TO CLASS MEMBERS AND SHAREHOLDERS
----------------------------------------

     38. This Court, in its March 11, 2003 Preliminary Order, approved the contents of a proposed Detailed Notice and Short Notice. Preliminary Order Para.
10. The Court also authorized the parties to make minor revisions to the content of the Notices as they may jointly deem necessary or appropriate without the necessity of further Court action or approval.

     39. The parties made minor revisions to the Detailed Notice and the Short Notice, for purposes of clarity with respect to the Detailed Notice and as required by the Business Wire with respect to the version of the Short Notice posted on the Business Wire. See Counsel Aff. Exs. 2, 7, 8. The Court approves the content of the Notices as given. The Detailed Notice and Short Notice (the Short Notice directs readers to the Detailed Notice) adequately apprise readers of the substance of this lawsuit; the proposed settlement; the maximum amount of fees to be requested; the parties' rights to opt out or object; and the date, time, and place of the final approval hearing, among other things. The content of the Notices was sufficient. See, e.g., Counsel Aff. Exs. 2, 7, 8.

     40. In the March 11, 2003 Preliminary Order, the Court directed the parties to give notice in several different ways, including (i) sending the Detailed Notice by direct mail, (ii) posting the Detailed Notice on the Internet, (iii) requesting that Google.com include the web notice (i.e., the Detailed Notice) in its search engine, (iv) filing the Detailed Notice with the U.S. Securities & Exchange Commission ("S.E.C.") as an attachment to a Form 8-K,
(v) causing the Short Notice to be published in a national edition of INVESTOR'S BUSINESS DAILY, and (vi) posting the Short Notice on the Business Wire. See Preliminary Order Para. 10. The Court further imposed time limits for giving notice (e.g., "[w]ithin14 days after entry of this [Preliminary] Order or as soon thereafter as practicable" for disseminating the Detailed Notice by direct mail).

     41. The parties gave notice in the manner that the Court directed; and within or substantially within the time limits that the Court imposed. See Counsel Aff. Para.Para. 40-48 & Exs. 2-10.

     42. In several respects, dissemination of notice was beyond what the Court required: (i) The parties caused the web notice to be included in a number of popular search engines other than Google.com, including those on AOL, MSN, Lycos, Webcrawler, and others; (ii) they sent the Detailed Notice by direct mail to all brokers that the Depository Trust Company identified as having positions in Loch Harris stock on behalf of their clients; (iii) a great many postings concerning the proposed settlement


                                      - 9 -
FINAL JUDGMENT
appeared on Internet chat boards devoted to securities investment; (iv) the Business Wire posting was quickly relayed on various investor-related Internet sites such as Yahoo!Finance; and (v) the parties posted the two documents comprising the Settlement Agreement on the Internet. See Counsel Aff. Para.Para. 40-48 & Exs. 5, 6, 9, 10.

     43. Notice of the proposed settlement was widespread. The notice, in terms of content and dissemination, was adequate and the best notice practicable under the circumstances and was directed to all Class members and shareholders, including individual notice mailed to all members who could be identified through reasonable effort - i.e., all shareholders identified on the company's official stock register (including CeDe & Co., the nominee of Depository Trust Co., on behalf of all brokers) - and individual notice mailed to all brokers who had positions in Loch Harris stock on behalf of their clients. This notice program fully satisfied the requirements of Rule 42(a), (c), & (e), Tex. R. Civ. P, and state and federal constitutional due process.

STANDARDS FOR FINAL APPROVAL OF SETTLEMENT
------------------------------------------

     44. In determining whether to approve a settlement such as this, "the trial court is charged with the responsibility of determining that the settlement is fair, adequate, and reasonable." General Motors Corp. v. Bloyed, 916 S.W.2d 949, 955 (Tex. 1996). "Approval of a class action settlement is within the sound discretion of the trial court and should not be reversed absent an abuse of that discretion." Id.

     45. Factors the court should consider in determining whether to approve a proposed settlement are:

     (1) whether the settlement was negotiated at arms' length or was a product of fraud or collusion; (2) the complexity, expense, and likely duration of the litigation; (3) the stage of the proceedings, including the status of discovery; (4) the factual and legal obstacles that could prevent the plaintiffs from prevailing on the merits; (5) the possible range of recovery and the certainty of damages; (6) the respective opinions of the participants, including class counsel, class representatives, and the absent class members.

Bloyed, 916 S.W.2d at 955.

     46. In evaluating these factors, public policy favors the speedy settlement of disputed controversies. E.g., Lehmann v. Har-Con Corp., 39 S.W.3d 191, 197 (Tex. 2001) ("the policy of the law favors the speedy settlement of litigation"). This policy is especially strong for class actions, derivative actions, and complex litigation:

          The compromise of complex litigation is favored both by strong judicial policy and public policy. Due to their uncertainty, difficulty of


                                     - 10 -
FINAL JUDGMENT
          proof, and length, and in the interest of judicial economy, class action damage suits should be settled whenever possible, as soon as possible.

In re Corrugated Container Antitrust Litig., 556 F. Supp. 1117, 1157 (S.D. Tex.
1982) (footnote omitted). Accord, Cotton v. Hinton, 559 F.2d 1326, 1331 (5th Cir. 1977) ("[p]articularly in class action suits, there is an overriding public interest in favor of settlement").

SUMMARY OF THE PROPOSED SETTLEMENT
----------------------------------

     47. The settlement includes the following principal components. Additional detail is given in the Settlement Agreement.

     48. First, Loch Harris shareholders will participate in a share exchange so as to receive directly Loch Harris's principal remaining asset - shares of stock in a spin-off company, CDEX, Inc. - through a judicial sale / exchange / reorganization. This exchange is made possible by the express terms provided by 15 U.S.C. Sec. 77c(a)(10) (see below). All of Loch Harris's CDEX shares will be distributed to or on behalf of Loch Harris shareholders except those used or reserved to cover certain other obligations and expenses as explained in the Settlement Agreement.(2)

     49. At present, CDEX shares are unregistered and are not sold in any public stock market or exchange. The parties believe that CDEX, using technology it purchased from Loch Harris, is now testing chemical detection technologies with potential applications in airport security and landmine detection. One of plaintiffs' principal goals in this lawsuit was to enable Class members / shareholders to participate directly and speedily in whatever value there might be in CDEX shares without the long-term litigation risk that the technology might become outdated or superseded. The settlement, if approved, will accomplish this goal. See Counsel Aff. Para. 28.

     50. Second, the settlement responds in several ways to plaintiffs' contention that the individual defendants breached their fiduciary or other duties in their control of Loch Harris:

          a. Any CDEX shares that the individual defendants directly or indirectly receive, own, or have a beneficial interest in will be non-voting or have

---------------

2     CDEX has a website at www.cdex-inc.com on which are posted pages called
"CEO Statements" purporting to give certain information about CDEX. See, e.g., Counsel Aff. Ex. 1. In addition, CDEX appears to have made two recent filings with the S.E.C., the first in March 2003 and the second in April 2003, giving notice of the sale of CDEX securities pursuant to Regulation D (involving private placements). These "Form D" notices purport to show that a number of "accredited investors" recently made substantial investments in CDEX securities. See Counsel Aff. Para. 27.


                                     - 11 -
FINAL JUDGMENT
a voting proxy.

          b. The individual defendants and persons whom they control will be permanently ineligible to serve as directors, officers, employees, or consultants of CDEX (except that two defendants will be allowed to complete outstanding obligations to CDEX under consulting agreements that predate the settlement agreement).

          c. Loch Harris, Inc. will be dissolved promptly after the share exchange pursuant to the judicial sale / exchange / reorganization, so the individual defendants will necessarily cease the activities that plaintiffs alleged constituted a continuing breach of fiduciary duty. Pursuant to the Settlement Agreement, a liquidator may be appointed to dispose of Loch Harris's remaining property, with the potential of a final distribution to all shareholders participating in the exchange plus Class members who opted out.

          d. Defendant Boone will relinquish 40,000 shares of CDEX and relinquish his right to 5 million shares of Loch Harris that he contends he paid for but were not issued; defendant Mark Baker will relinquish 100,000 shares of CDEX; and defendant R.B. Baker will relinquish 1 million shares of Loch Harris.(3) These relinquished shares will go into the Loch Harris corporate treasury to be part of the distribution to Class members or to fund certain other obligations and expenses as explained in the Settlement Agreement.

          e. The individual defendants (in their capacities as officers and directors of Loch Harris) and Loch Harris will prevent the company from distributing any benefit whatsoever (e.g., money, stock, repayment of loans, compensation of any sort, or any other type of benefit) to the individual defendants except for repayment of funds advanced to the company on or after September 17, 2001 to pay third-party claims.

See Settlement Agreement; Counsel Aff. Para. 29.

     51. In addition to these substantive provisions, Loch Harris is to bear the

---------------

3     During the pendency of these settlement proceedings, CDEX underwent a reverse 5-to-1 stock split. In the Settlement Agreement and other filings and briefing, the parties used pre-split terms to express all numbers and ratios relating to CDEX stock. The Settlement Agreement provides that all such numbers and ratios are to be automatically adjusted once the reverse split is accomplished, which has now occurred. Thus, in this Final Judgment, all numbers and ratios involving CDEX shares are expressed in post- split terms. The post-split shares of CDEX that Loch Harris has are "Class A" shares of CDEX stock.


                                     - 12 -
FINAL JUDGMENT
expense of administering the settlement, including giving notice to the Class, assuming Loch Harris is able to raise funds from the sale of CDEX stock. As it turns out, Loch Harris was unable to raise funds in time for the printing, mailing, and newspaper components of giving notice to the Class, so plaintiffs' counsel promptly undertook and paid for those components out of their pockets. See Settlement Agreement; Counsel Aff. Para. 30.

     52. Defendants (and, to the extent relevant, plaintiffs) will also provide to the Court and counsel periodic sworn verification that they are complying with the terms of the Settlement Agreement. Initially, these verifications will occur at one-month intervals, tapering off to 3-month intervals until all obligations are fulfilled. Plaintiffs' counsel will monitor these verifications. See Settlement Agreement; Counsel Aff. Para. 31.

     53. The Settlement Agreement also provides that, as an award for their considerable time and effort in seeing this matter through to a successful conclusion, each of the five plaintiffs will receive from Loch Harris 5,000 additional shares of CDEX beyond the shares they are entitled to receive as part of the exchange. See Settlement Agreement; Counsel Aff. Para.Para. 71, 83. The plaintiff awards are explained in the Detailed Notice at Para. 10. See Counsel Aff. Ex. 2.

     54. The settlement also provides for an award of attorneys' fees and expenses. This issue is discussed separately below.

ANALYSIS OF THE PROPOSED SETTLEMENT
-----------------------------------

     55. To determine whether the proposed settlement is fair, adequate, and reasonable to the Class, the Court will briefly address each of the factors discussed in General Motors Corp. v. Bloyed, 916 S.W.2d 949, 955 (Tex. 1996), identified above. For a more in-depth discussion of each point, see the Counsel Affidavit at Para.Para. 49-68, which the Court agrees with and adopts.

     The Negotiations Were Adversarial
     ---------------------------------

     56. The settlement negotiations were protracted, adversarial, at arms' length, and non-collusive. Counsel Aff. Para.Para. 50-52. Thus, the first Bloyed factor is satisfied.

     The Complexity, Expense, and Likely Duration of the Litigation
     --------------------------------------------------------------

     57. This case involves a number of complex issues that, absent this settlement, would likely take considerable expense and years to resolve, culminating in a long trial followed by inevitable appeals. Counsel Aff. Para.Para. 53-55 & 59-63.

     58. Among other issues, many of Loch Harris's corporate records are lacking in detail. To sustain plaintiffs' burden of proof, plaintiffs would have to take numerous depositions in various parts of the country. With respect to financial improprieties,


                                     - 13 -
FINAL JUDGMENT
plaintiffs would have to make use of financial experts, both in discovery and through trial, to piece together evidence from diverse sources other than corporate records. This could be a very expensive undertaking. Counsel Aff. Para.Para. 53-55.

     59. Throughout the negotiations, plaintiffs' counsel were aware that the Fort Worth branch of the S.E.C. was investigating Loch Harris for possible violations of federal securities laws. See, e.g., S.E.C. v. Loch Harris, Inc., Misc. Action No. 4-00-MC- 0046-Y (N.D. Tex. filed Dec. 18, 2000).(4) That this investigation is not yet resolved is indicative that the matters raised are complex.

     60. Further, Loch's articles contain a limitation-of-liability clause that, on its face, appears to immunize the defendants from ordinary breaches of fiduciary duty. Counsel Aff. Para.Para. 61-62. This clause would pose complex issues of enforceability and at a minimum would probably heighten plaintiffs' burden of proof, increasing the complexity, expense, and duration of the case. Id. See Second Cantor Aff., Ex. E, articles I & XII.

     61. Given the complexity, expense, and likely duration of the litigation - compared with the negotiated settlement - the settlement is preferable. As a federal court in Texas aptly stated:

          The Court should consider the vagaries of litigation and compare the significance of immediate recovery by way of the compromise to the mere possibility of relief in the future, after protracted and expensive litigation. In this respect, it has been held proper to take the bird in the hand instead of a prospective flock in the bush.

San Antonio Hispanic Police Officers' Org., Inc. v. City of San Antonio, 188 F.R.D. 433, 458 (W.D. Tex. 1999) (internal quotation marks omitted). This principle applies here, weighing in favor of settlement.

     The Stage of the Proceedings, Including Discovery
     -------------------------------------------------

     62. The third Bloyed factor also weighs in favor of settlement. Plaintiffs did the necessary work and obtained sufficient documentation to determine the issues in this case, make an informed decision about the merits of their claims versus defendants' likely defenses, and to determine the propriety of settlement. See Counsel Aff. Para.Para. 56-58.(5)


---------------

4     In this action, plaintiffs did not raise federal securities-fraud claims for several reasons, including the statute-of-limitations for such claims.
Counsel Aff.   16.

5     This litigation has gone on for only 1  years; by any standards of complex litigation, the case is in its early stages. Early settlements, however, are encouraged. See, e.g., Transamerican Refining Corp. v. Dravo Corp., 952 F.2d 898, 900 n.2 (5th Cir.


                                     - 14 -
FINAL JUDGMENT

     Factual and Legal Obstacles that Could Prevent Plaintiffs from Prevailing
     -------------------------------------------------------------------------

     63. The fourth Bloyed factor involves obstacles that could prevent plaintiffs from prevailing. While plaintiffs profess confidence in their claims, they admit they are not so naive as to ignore the perils of further litigation.

     64. A number of obstacles are identified in the Counsel Affidavit at Para.Para. 59-63. For example, it is difficult to quantify the monetary damages, if any, arising from defendants' failure to hold annual shareholder meetings.(6)

     65. Other claims, such as defendants' self-dealing, could be difficult to prove as a factual matter. Loch Harris's records are sketchy. Plaintiffs would have to piece together the sequence of events from outside sources such as the individual defendants' financial records, third-party records, etc. Plaintiffs would have to present certain elements of their case through use of adverse witnesses including the individual defendants, who would be expected to defend their conduct. It would be imprudent to ignore the ramifications of these factual obstacles.

     66. The more complex claims, including self-dealing, are unlikely to lend themselves to summary judgment. These claims involve numerous factual issues that would be highly disputed. Plaintiffs would have to take quite a number of depositions at various places around the country. This discovery process would not end soon; and would almost certainly elicit inconsistent results. The discovery burden alone would make a motion for summary judgment impossible in the near term; and factual disputes may make summary judgment unobtainable even in the long term.

     67. If plaintiffs were to continue litigating as opposed to settling, legal obstacles that they would face include the extent to which the directors and officers are immunized by a limitation-of-liability provision in the company's articles; the extent to which the individual defendants owe fiduciary duties directly to the Class members versus to Loch Harris itself (this issue affects only the Class claims and not the derivative claims); and whether the statute of limitations bars some portion of plaintiffs' claims. The first of these issues - i.e., the effect of a limitation-of-liability provision in the company's articles - could raise the plaintiffs' burden of proof at trial from mere breach of fiduciary duty to a much higher level of wrongdoing. Such provisions are not uncommon in companies' articles or bylaws and, in this case, dramatically increase the


--------------------------------------------------------------------------------
1992) (approving a settlement "at the early stage of litigation" that "provided a substantial benefit to the Plaintiff Class").

6     Generally, failure to conduct annual shareholders' meetings would result in injunctive relief. The equivalent of such injunctive relief is already provided in the settlement: Loch Harris is dissolving and the individual defendants are prohibited from holding leadership positions at CDEX.


                                     - 15 -
FINAL JUDGMENT
difficulty and risk for plaintiffs.

     68. Notwithstanding the belief of plaintiffs' counsel that they would ultimately prevail, plaintiffs are cognizant that many an experienced attorney has had the same degree of optimism and nevertheless lost his or her case. The benefits of the present settlement outweigh the obstacles, difficulties, and risks of further litigation.

     Range of Recovery and Certainty of Damages
     ------------------------------------------

     69. The fifth Bloyed factor likewise militates in favor of the settlement. Plaintiffs contend that, according to Loch Harris's articles of incorporation and amendments, it appears there are more shares outstanding than were properly authorized. Loch Harris's records, however, lack detail on this point and especially on whether appropriate consideration was given for those improperly authorized shares. Piecing together a provable measure of damages would involve a great deal of time by financial experts and would be costly and uncertain. See Counsel Aff. Para.Para. 64-65.

     70. Another major concern is the collectibility of any judgment against the individual defendants. Plaintiffs argue that protracted investigations by the government may have created an incentive for asset planning and afforded ample time to do so. Regardless of plaintiffs' argument, in conjunction with the threat of bankruptcy, even a substantial money judgment could prove to be illusory. Id.

     The Opinions of All Participants
     --------------------------------

     71. The sixth Bloyed factor is the opinion of all participants, including plaintiffs' counsel, the plaintiffs themselves, and the absent shareholders and Class members.

     72. Plaintiffs' counsel believe this: In negotiating and achieving this settlement, it was important that Loch Harris distribute its shares of CDEX as soon as possible, which the settlement accomplishes. Counsel Aff. Para.Para. 8, 66. Absent this settlement, counsel believe the litigation would continue for years, resulting in either a future settlement or a verdict. In the meantime, CDEX's technology might be supplanted by newer or more advanced technologies, and value of Loch Harris's CDEX shares could dissipate as it has for many other technology companies. CDEX has attempted to register its stock and counsel assumes that CDEX will continue those efforts, see Counsel Aff. Ex. 1 (CDEX's "CEO Statement," discussing the possibility of registering after obtaining 2003 audited financial statements for CDEX), resulting in a direct benefit to the Loch Harris shareholders. Further, the individual defendants will be stripped of any ability to commit corporate waste, through limitations that the settlement will impose on the individual defendants' powers and also through dissolution of Loch Harris. Counsel believe these benefits, available now, are fair, adequate, and reasonable to the Class; and far outweigh the possibility of achieving and collecting individual judgments years in the


                                     - 16 -
FINAL JUDGMENT
future. Counsel Aff. Para. 66. This Court can give some weight to these opinions. Counsel in lawsuits of this type have the ability to "assess the potential risks and rewards of litigation, and a presumption of correctness is said to attach to a class settlement reached in arms length negotiations between experienced, capable counsel after meaningful discovery." Neff v. Via Metropolitan Transit Auth., 179 F.R.D. 185, 211 (W.D. Tex. 1998).

     73. Plaintiffs recognize the benefits of prompt settlement versus the risks and potential rewards of further litigation. Distributing the CDEX shares now is important to the plaintiffs. The plaintiffs support the settlement wholeheartedly. See Appendix of Plaintiffs' Affidavits (filed May 9, 2003).

     74. The reaction of the shareholders and the Class appears to support the proposed settlement. Notice to the shareholders was widespread. See Counsel Aff. Para.Para. 40-48. Notwithstanding the breadth of notice, only eight shareholders - who stated that they own 5,100 shares, 24,000 shares, 5,000 shares, 650 shares, 5,000 shares, 4,500 shares, 2,800 shares, and 2,000 shares of Loch Harris, requested exclusion from the Class.(7) Second Cantor Aff. Ex. D. Only one shareholder - Mr. Liviu D. Morovan - sent a letter expressing his "intention to appear before the Court on May 30, 2003 with the purpose of objecting" to the settlement. Id. at Ex. A (letter from Mr. Morovan dated May 16, 2003). Ultimately, Mr. Liviu D. Morovan did not appear or object at the May 30, 2003 hearing; and therefore, among all the Loch Harris shareholders, there is not a single objection pursuant to the parameters that the Court set forth in its Preliminary Order.

     75. Quite a number of people have sent informal letters to the Court. All of the letters that express concerns about any substantive aspects of the settlement - a veritable deluge - are from a Mr. Liviu Morovan, apparently the father of Mr. Liviu D. Morovan. Because Mr. Liviu D. Morovan informed the Court of his "intention to appear at the hearing and object but the senior Mr. Morovan did not, the Court will treat the senior Mr. Morovan's letters as informal advisory communications only and not "objections."(8) The senior Mr. Morovan also opted out of the Class; and stated in his opt-out request that he

---------------

7     These people's Loch Harris shares (approximately 50,000 in total)
represent an insubstantial portion - i.e., about 1/100th of 1% - of the nearly 500 million Loch Harris shares outstanding.

8 On the day before the May 30, 2003 final approval hearing, the two Messrs. Morovan faxed a joint letter to the Court asking for additional time "to prepare and mail in a statement" that may or may not amount to an objection. At the May 30, 2003 hearing, the Court denied this request on the ground that the deadline for making written objections is long passed (May 16, 2003) and the Court will not lightly postpone arguments scheduled to be made at the final approval hearing to which many shareholders traveled from around the country.


                                     - 17 -
FINAL JUDGMENT
owns 5,100 shares of Loch Harris stock.(9) See Second Cantor Aff. Ex. D. The approximately 35 letters that the Court received from other persons generally commend the settlement and request that the Court implement it quickly. In many of those letters, the writers explicitly distance themselves from Mr. Morovan's views. For example, a letter filed March 7, 2003 states: "I would like to say that Liviu Morovan does not represent me in his letter campaign He is obviously trying to get you to overthrow the settlement. I support the settlement agreement as is." (A few letters support the substance of the settlement but express the opinion that the requested fee-and-expense award is too high. This issue is addressed below.) The total number of shareholders is believed to be in the many thousands. See Counsel Aff. Para. 68. The percentage of opt-outs is therefore de minimis by any measure; and there are zero objectors. Although a paucity of opt-outs or objections is not controlling, it weighs in favor of approval.

     76. Thus, all the Bloyed factors favor this Court's approval of the settlement.

THE SETTLEMENT SATISFIES SEC. 3(A)(10) OF THE SECURITIES ACT OF 1933
--------------------------------------------------------------------

     77. At present, CDEX stock is unregistered. Under the circumstances of this settlement, Loch Harris's shares of CDEX fall within an exemption to the registration requirements of the Securities Act of 1933. The relevant exemption is contained in Sec. 3(a)(10) of that Act, which reads as follows:

          (a) Exempted securities[T]he provisions of this title [15 U.S.C. Sec.Sec. 77a et seq.] shall not apply to any of the following classes of securities:


          (10) [A]ny security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court . . . .

15 U.S.C. Sec. 77c. The procedures contemplated by the settlement, including notice and a hearing, fit this exemption. See S.E.C. Division of Corporation Finance Revised Staff


---------------

9     At recent market values, see www.pinksheets.com, Mr. Morovan's Loch Harris
                                   ------------------
shares are worth less than $200.


                                     - 18 -
FINAL JUDGMENT

Legal Bulletin No. 3 (Oct. 20, 1999) at www.sec.gov/interps/legal/cfslb3r.htm.10 The parties' use of this exemption is particularly appropriate under the circumstances.

     78. Aside from Loch Harris's other obligations with respect to its CDEX shares and the ability to sell such CDEX shares for cash to resolve obligations such as provided in the Settlement Agreement and/or as ordered in this Final Judgment, the Court approves use of up to an additional 1,200,000 of Loch Harris's shares (post-split) of CDEX for Loch Harris to resolve bona fide claims against it under the Sec. 3(a)(10) exemption described above (the "Additional Sec. 3(a)(10) Distribution"). These shares of CDEX are properly considered shares exchanged in settlement of claims pursuant to Sec. 3(a)(10) and are subject to specific review by the Court as set forth below. The Detailed Notice gave adequate notice that Loch Harris will reserve shares for the settlement of
outstanding claims and other obligations. See Detailed Notice   6. Loch Harris's
shares of CDEX that are encompassed within the Additional Sec. 3(a)(10) Distribution are part of the reserve described in the Detailed Notice.

     79. Loch Harris is hereby obligated to give the Court notice of proposed distributions constituting any portion of the Additional Sec. 3(a)(10) Distribution at least 30 days prior to such proposed exchange and distribution, by providing notice to the Court with service to the named parties and also service to any person to whom it is proposed to make such exchange of claims and distribution, with respect to that person's claim. The named parties shall have 10 days from such notice to file an objection to any proposed Additional Sec. 3(a)(10) Distribution; and any person to whom it is proposed to make such exchange of claim and distribution shall have 10 days from such notice to file an objection with respect to that person's claim. The Court will then promptly have a hearing upon the fairness of the terms and conditions at which all named parties and all persons to whom it is proposed to issue shares of CDEX in exchange for such claims shall have the right to appear. After such hearing, the Court shall issue an order as to whether it approves of such exchange and distribution pursuant to Sec. 3(a)(10).

PLAINTIFF AWARDS ARE WARRANTED
------------------------------

     80. The Settlement Agreement calls for Loch Harris to distribute awards to each of the five plaintiffs, consisting of 5,000 extra shares of CDEX (post-split), for commencing this matter and expending considerable time, energy, and money in seeing it through to a successful conclusion for the benefit of the Class. The Settlement Agreement provides that the transfer agent will distribute such awards as part of or at the

---------------

10 This legal bulletin notes: "Despite the 'exchange' requirement of Section 3(a)(10), the Division has not objected to the issuance of shares as attorneys' fees without registration in reliance on the Section 3(a)(10) exemption, so long as those securities amount to no more than one-third of the securities issued in the settlement." Id. n.15 (citing cases).


                                     - 19 -
FINAL JUDGMENT
same time as the share exchange for the other Loch Harris shareholders.

     81. Courts throughout the country recognize that payments to class representatives are beneficial. As the Texas Court of Appeals recently stated:

          Although we could locate no Texas case on incentive awards, federal courts routinely approve incentive awards to compensate named plaintiffs for the services they provided and the risks they incurred during the course of the class action litigation. Trial courts typically award and justify incentive compensation when the named plaintiffs expend time and effort beyond that of the other class members in assisting class counsel with litigation by actively reviewing the case and advising counsel in prosecuting the case

Morris v. Thibodeau, 2001 WL 1390444 at *5 (Tex. App. 2001) (citation omitted) (not designated for publication).

     82. The Court has considered the various valuation estimates submitted by the parties. The Court need not resolve the valuation issue at this point because, under any of those estimates, the amount is within the range of what courts find acceptable and approve. Id. (not designated for publication) (affirming awards to three plaintiffs in excess of $6,000 each).

     83. Plaintiffs stepped forward for the duration of the litigation. They acted as private attorneys general to successfully seek a remedy for an alleged wrong. They communicated with counsel on a regular basis throughout the course of the litigation. They each expended considerable time on this matter. See Appendix of Plaintiffs' Affidavits. The agreed-upon special awards are fair and proper under the circumstances.

PLAINTIFFS' FEE-AND-EXPENSE APPLICATION
---------------------------------------

     84. As an award for their time, expenses, effort, and results by plaintiffs' counsel on behalf of the Class and derivatively on behalf of Loch Harris, and subject to Court approval, the Settlement Agreement provides for a fee-and-expense award of (i) a base amount of 700,000 shares (post-split) of the CDEX stock that is presently owned by Loch Harris, Inc., or (ii) if the exchange ratio actually realized by Class members is 45- to-1 or better (in post-split terms),(11) 900,000 shares (post-split) of the CDEX stock presently owned by Loch Harris; and plaintiffs have made such a request. See Plaintiffs' Application. All parties, including Loch Harris and the individual defendants, agree to

---------------

11     The "exchange ratio" of 45-to-1 refers to one share of CDEX (post-split)
in exchange for every 45 shares of Loch Harris. A "better" exchange ratio refers to more than 1 share of CDEX (post-split) for every 45 shares of Loch Harris. As noted elsewhere, the parties previously expressed this ratio in pre-split terms of 9-to-1.


                                     - 20 -
FINAL JUDGMENT
and support this component of the fee-and-expense award.(12) The Settlement Agreement provides that the transfer agent will distribute such an award to plaintiffs' counsel at the same time as the share exchange for the Loch Harris shareholders.

     85. Further, because CDEX stock is presently unregistered, the Settlement Agreement provides that plaintiffs may request approval of an additional payment by Loch Harris (limited in the notice to $50,000 for each 200,000 post-split shares of CDEX granted); and plaintiffs have made such a request. See Plaintiffs' Application. In the Settlement Agreement, all defendants agreed that Loch Harris would be obligated pay this cash component if the Court ordered it, but defendants reserved the right to oppose, support, or take no position with respect to this component. Nominal defendant Loch Harris and individual defendants Messrs. Boone, Baker, and Baker timely opposed it.

     86. "[C]lass action settlement notices must contain the maximum amount of attorney's fees sought by class counsel and specify the proposed method of calculating the award. The source of the fees is irrelevant." GMC v. Bloyed, 916 S.W.2d at 957- 58 (italics added). In this case, the maximum fee request and the method of calculating it are spelled out in the Detailed Notice at Para. 9. As stated in the Detailed Notice, plaintiffs' application is for fees and expenses in aggregate. Plaintiffs are therefore not applying for separate reimbursement of expenses that their counsel advanced, including recent payment for notice that Loch Harris was unable to fund.

     87. The entire negotiation concerning attorneys' fees and expenses occurred after the parties had agreed to all other salient aspects of the settlement. See Counsel Aff. at Para. 7. This procedure is in accordance with the MANUAL FOR COMPLEX LITIGATION, THIRD Sec. 30.42 (Fed. Judicial Ctr. 1995), which states: "Separate negotiation of the class settlement before an agreement on fees is generally preferable to avoid conflicts of interest between the attorneys and their clients " Thus, the issue of fees did not cloud counsel's judgment with respect to other aspects of the negotiation.

     88. Initially, the position of Loch Harris and individual defendants Messrs. Boone, Baker, and Baker with respect to Plaintiffs' Fee-and-Expense Application was this: They supported the award of a base amount of 700,000 shares (post-split) of CDEX; or, if the exchange ratio actually realized is 45-to-1 or better, 900,000 shares (post-split).

---------------

12     Plaintiffs note an ambiguity in the agreed-upon portion of the fee-and-expense award: An award of 700,000 shares of CDEX might cause the exchange ratio to be 45- to-1 or better (in which case the agreed award should be 900,000 shares); but an award of 900,000 shares of CDEX might cause the exchange ratio to be worse than 45-to-1 (in which case the award should be 700,000 shares. If this unlikely event happens, plaintiffs' counsel request an "in-between" award of 800,000 shares of CDEX. Plaintiffs' Application describes this as a "boundary problem," a term that the Court adopts for convenience.


                                     - 21 -
FINAL JUDGMENT

However, they opposed the cash component of Plaintiffs' Application. At oral argument, they clarified that the primary bases for their objection were the difficulty that Loch Harris might have in generating such cash; the possibility that a judgment ordering payment of a cash component might be executable by plaintiffs, with Loch Harris potentially unable to comply; and/or possible priority of such an award with respect to other creditors. Thereafter, the parties re-visited these issues posed by Plaintiffs' Application and reached a meeting of the minds, causing all parties to agree on a fee award the value of which is within the maximum amount specified in the Detailed Notice, as required by Bloyed, but that avoids the issues of Loch Harris's possible difficulty in generating cash. This is described below. As the value of the award will be no greater than the amount plaintiffs requested and the amount specified in the Detailed Notice, and as the party paying the award (i.e., Loch Harris) is the same in either case, the modification is not material to any party, shareholder, or Class member.

     89. It is well settled that a "litigant who recovers a common fund for the benefit of persons other than himself or his client is entitled to a reasonable attorney's fee from the fund as a whole." Boeing Co. v. Van Gemert, 444 U.S. 472, 478 (1980). The Fifth Circuit has also held: "[I]t is well settled that the 'common benefit' or 'common fund' equitable doctrine allows for the assessment of attorneys' fees against a common fund created by the attorneys' efforts." Barton v. Drummond Co., 636 F.2d 978, 982 (5th Cir. 1981).

     90. The common benefit doctrine "rests on the perception that persons who obtain the benefit of a lawsuit without contributing to its costs are unjustly enriched at the successful litigant's expense." Boeing Co., 444 U.S. at
478. Even in the absence of a specific monetary fund, where the litigation has conferred a substantial benefit on the members of an ascertainable class, an award of fees will be made to spread the cost of counsel proportionally among such members. Mills v. Electric Auto-Lite Co., 396 U.S. 375, 392 (1970). The common benefit doctrine "provides an incentive for private attorneys to vindicate the rights of those people who would not otherwise be able to independently pursue a claim on their own behalf." In re Public Serv. Co. of New Mexico Class & Derivative Actions, 1992 WL 278452 at *3 (S.D. Cal. Jul. 28,
1992); accord Hall v. Cole, 412 U.S. 1, 5-7 & n.7 (1973) (discussing the "'common benefit' rationale" and awarding fees to plaintiff who vindicated a constitutional right that could then be enjoyed by all union members).

     91. "[T]here are two methods for calculating fees in the class action context: the percentage method, when the value of the settlement is subject to reasonably clear estimation, and the lodestar method, which calculates fees by multiplying the number of hours expended by an appropriate hourly rate " General Motors Corp. v. Bloyed, 916 S.W.2d 949, 960 (Tex. 1996).

          Both the percentage method and the lodestar method have their strengths and weaknesses, depending on the facts of the case. We do not here dictate any


                                     - 22 -
FINAL JUDGMENT
          single method for the award of attorney's fees in a class action settlement, but leave that to the sound discretion of the trial court.

Bloyed, 916 S.W. 2d at 960-61. Accord, Gorges Foodservice v. Huerta, 964 S.W.2d 656, 673 (Tex. App. 1997) (approving use of lodestar multiplier).

     Percentage-of-the-Benefit Approach
     ----------------------------------

     92. While both methods are viable, the percentage method appears to be an appropriate method to apply in arriving at reasonable attorneys' fees and expenses in this case since the fee-and-expense award will be largely in CDEX shares and a upper limit on the percentage is readily estimatable. The percentage method appears to have become the preferred method in many courts: It rewards efficiency and results, rather than rewarding inefficiency and beleaguering the court system with paper. The Federal Judicial Center published a detailed analysis explaining the superiority of the percentage approach:

               The percentage method offers several advantages. It helps ensure that the fee award will simulate the marketplace, since most common fund cases are the kinds of cases normally taken on a contingency fee basis, with counsel promised a percentage of any recovery. In addition, if fees are based on the lodestar, plaintiffs counsel has no incentive to settle the case early - counsel continues to rack up fees by litigating the case. Further, the lodestar requires detailed record keeping by plaintiffs and consumes far more of the court's resources. Defendants in common fund cases have no incentive to scrutinize fee requests, and individual fund beneficiaries generally lack sufficient incentive to do so. Thus, the court is saddled with the entire burden of reviewing submissions concerning hours expended and the hourly rate.

AWARDING ATTORNEYS' FEES AND MANAGING FEE LITIGATION 65-66 (Federal Judicial Center 1994).

     93. In arriving at appropriate fee awards, the percentages that courts commonly apply far outstrip the percentage requested here. Often, either 25% or 30% is considered the "benchmark"(13)

          [A]bsent extraordinary circumstances that suggest reasons to lower or increase the percentage, the rate should be set at 30%. This will encourage plaintiffs' attorneys to move for early settlement, provide

---------------

13   In "mega"-cases, the percentage may be significantly lower; while in small cases, the percentage is often higher.


                                     - 23 -
FINAL JUDGMENT
          predictability for attorneys and the class members, and reduce the time consumed by counsel and court in dealing with voluminous fee petitions.

In re Activision Sec. Litig., 723 F. Supp. 1373, 1378-79 (N.D. Cal. 1989) (widely quoted).

     94. Texas state courts award percentage fees in the same range. See, e.g., Morris v. Thibodeau, 2001 WL 1390444 at **2-3 & n.2 (Tex. App. 2001) (not
designated for publication) (court awarded fees of 27.7% of the settlement, plus an additional 15.9% as expenses); Libhart v. Copeland, 949 S.W.2d 783, 804 (Tex. App. 1997) (court awarded fees of 30% of recovery under the common benefit doctrine).

     95. Within Texas, federal courts have awarded similar percentages. E.g., In re Lease Oil Antitrust Litig., 186 F.R.D. 403, 448 (S.D. Tex. 1999) (court awarded fees of 25% of the settlement). Citing a number of cases in Texas, a federal court in the Fifth Circuit stated:

          [D]istrict courts in the Fifth Circuit have awarded percentages of approximately one-third contingency fee. Kleinman v. Harris, No. 3:89-CV-1869-X (N.D.Tex. June 21, 1993) (approving fee of approximately one-third of benefit achieved); In re: Granada Partnerships Sec. Lit., MDL No. 837 (S.D.Tex. Oct. 16, 1992) (fees in the amount of 30% awarded under a pure percentage of recovery approach); In re Lomas Fin. Corp. Sec. Litig., No. CA-3-89-1962-G (N.D. Tex. Jan. 28, 1992) (approving fee of almost one-third of benefit); Rywell v. Healthvest, No. CA3-89-2394-H (N.D. Tex. Dec. 3,
          1991) (award fee of 30% of benefit); Teichler v. DSC Communications Corp., No. CA3-85-2005-T (N.D. Tex. Oct. 22, 1990) (plaintiffs'
          attorneys awarded one-third of benefit); Finkel v. Docutel/Olivetta Corp., No. CA3-84-0566-T (N.D. Tex. Feb. 23, 1990) (award of one-
          third of settlement fund).

In re Combustion, Inc., 968 F. Supp. 1116, 1133 (W.D. La. 1997).

     96. Thus, under the percentage methodology, the value of the requested fee- and-expense award is reasonable.

     Lodestar & Multiplier Approach
     ------------------------------

     97. The lodestar method is the second common measure for calculating fees. While the percentage method alone is appropriate, some courts use each of the two methods - percentage and lodestar - as a cross-check on the other. E.g., In re Lease Oil Antitrust Litig., 186 F.R.D. 403, 448 (S.D. Tex. 1999) (court awarded fees of 25% of the settlement, and "cross-checked" this amount with the lodestar method).


                                     - 24 -
FINAL JUDGMENT

     98. Under this second method, courts start by determining the lawyers' "bill" as if the bill were being sent to an hourly fee-paying client. Courts do this by multiplying the total number of hours reasonably expended by the attorneys' hourly rates. Courts then enhance that figure by a risk multiplier, using a variety of factors including the contingent nature of the case; benefits obtained for the class; the complexity of the issues involved; expertise of counsel; and preclusion of other legal work due to acceptance of the contingent case. Bloyed, 916 S.W.2d at 960; Gorges Foodservice v. Huerta, 964 S.W.2d 656, 673 (Tex. App. 1997) (approving use of lodestar multiplier). A number of other factors are listed in Johnson v. Georgia Highway Express, 488 F.2d 714, 717-19 (5th cir. 1974) (widely cited). These factors and how they relate to this case are discussed in detail in the Counsel Affidavit at Para.Para. 87-91. The Court accepts counsel's explanations. For brevity, they are incorporated herein but will not be spelled out.

     99. The requested fee-and-expense award is reasonable as compensation for the considerable work performed on behalf of the shareholders and class members, the results achieved, the risks undertaken, and the expenses incurred (including undertaking the cost of notice, which was negotiated to be Loch Harris's burden). Plaintiffs' counsel undertook this case on a strict contingency basis, with no guarantee of payment whatsoever. They also expended out-of-pocket costs in prosecuting this matter, also with no guarantee of reimbursement. The papers filed herewith are a testament to the complexity of the issues involved and the expertise of plaintiffs' counsel in dealing with those issues. As detailed in the Counsel Affidavit, counsel were unwavering in their dedication to the interests of the shareholders and Class and in their investment of the considerable time and resources to bring this matter to a successful conclusion. These are factors that all dictate in favor of a reasonable fee being awarded.

     100. As of early May 2003, plaintiffs' counsel had invested 1,494.80 hours of time with a resulting lodestar of $ 561,020. See Counsel Aff. Para. 80 & Exs. 11-12 (separate affidavits of Cantor and Kamber). As of the same date, plaintiffs' counsel also spent $ 4,632.17 in expenses reasonably incurred. Id. At that time, they further expected to devote additional time and expenses to brief-writing and participating in the final hearing, which they have done; and monitoring and verification activities as required by the Settlement Agreement and possible post-judgment motions or appeals, for which the Settlement
Agreement does not provide any additional compensation. Counsel Aff.   80.

     101. Plaintiffs' counsel have done a calculation to estimate the value of the requested award based on the market value of Loch Harris stock. See Counsel Aff. Para.Para. 83-87. Defendants have proffered a somewhat higher valuation based on what CDEX has obtained in recent private placement sales of its own stock. Valuation of an unregistered security, by its very nature, is difficult. The Court need not resolve the parties' differences on this issue because, under either parties' methodology, the value of the requested fee-and-expense award is reasonable and well within the limits prescribed


                                     - 25 -
FINAL JUDGMENT
in relevant case law.(14)

     102. The range of risk multiplier requested, based on under either side's calculations, is within the range routinely approved by courts around the country when using the lodestar approach. See, e.g., Forbush v. J.C. Penney Co., 98 F.3d 817, 823 (5th Cir. 1996) (affirming a district court's fee award using a multiplier of 2.0); In re Terra- Drill Partnerships Sec. Litig., 733 F. Supp. 1127, 1131 (S.D. Tex. 1990) (awarding multiplier of 2.5, after citing numerous cases with higher multipliers); Haggar Apparel Co. v. Leal, 100 S.W.3d 303, 315-16 (Tex. App. 2002) (affirming district court's award of multiplier amounting to 1.68).

     103. The requested fee-and-expense award has a unique feature that is unlike any found in reported case law, and further demonstrates the reasonableness of the requested fee: Counsel will be paid primarily in stock that is unregistered and cannot readily be sold yet. This is because CDEX stock is Loch Harris's only asset. The Company has no money or insurance, see Baker Affidavit (Feb. 12, 2003), and the individual defendants were unable or unwilling to agree to pay cash. Counsel Aff. Para. 81. Plaintiffs' counsel chose to represent the allegedly wronged investors on a contingent-fee basis without knowing in advance that they would be compensated for their time and expenses primarily in an unregistered security. Thus, whatever degree of risk counsel undertook by agreeing to prosecute this case on a contingent basis has been multiplied manyfold. In particular, tax payments must be made in cash and the IRS does not accept stock.

     Letters To the Court concerning Attorneys' Fees
     -----------------------------------------------

     104. Several people wrote informal letters to the Court expressing their view that the settlement as a whole was fair and should be approved, but the fee-and-expense request was excessive. These letters were written prior to the filing of the Counsel Affidavit and Plaintiffs' Application. It is the Court's view that the writers misapprehend either (i) the current value of Loch Harris's shares of CDEX (one writer suggested that 1,000 shares of CDEX should be a sufficient fee) or (ii) the considerable amount of time and effort that plaintiffs' counsel devoted to this litigation and the cost of legal services. The Court has given appropriate attention to these letters.

     Summary with respect to Plaintiffs' Fee-and-Expense Application
     ---------------------------------------------------------------

     105. Plaintiffs' Application requests a fee-and-expense award the value of which is fair and reasonable under the percentage approach and/or the lodestar approach for

---------------

14     The Court assumes that, since early May 2003 when plaintiffs' counsel compiled their fee-and-expense figures, counsel have devoted significant additional time and effort to this case, further reducing their effective multiplier.


                                     - 26 -
FINAL JUDGMENT
evaluating the reasonableness of attorneys' fees and expenses.

     106. Policy reasons encouraging competent counsel to take on contingency-fee cases such as this support approval of the fee-and-expense award. Plaintiffs' counsel rendered legal services on a wholly contingent basis. From the outset, they understood that we were embarking on litigation that might be lengthy and expensive with no guarantee of ever being compensated for their investment of time and money. In undertaking that responsibility, plaintiffs' counsel were obligated to assure that sufficient resources were dedicated to the prosecution of the litigation and that funds were available to compensate staff and the out-of-pocket costs that cases such as these entail.

     107. Courts have repeatedly held that it is in the public interest to have experienced and able counsel available to protect investors. If these important public policies are to be carried out, courts must approve fees that will adequately compensate private plaintiffs' counsel, taking into account the risks undertaken with a clear view of the economics of a contingent class action.

     108. In short, plaintiffs' counsel accepted the risks that they could prosecute this complex case for years on behalf of the shareholders and the Class and ultimately receive nothing for their efforts. Having taken these risks and succeeding despite them, plaintiffs' counsel should be fairly compensated.

MR. MOROVAN'S MAY 16, 2003 LETTER
---------------------------------

     109. Mr. Liviu D. Morovan submitted a letter dated May 16, 2003 in which he expressed his "intention to appear before the Court on May 30, 2003 with the purpose of objecting" to the settlement.

     110. Mr. Morovan did not appear or object at the May 30, 2003 hearing. The Court finds and concludes that his May 16, 2003 letter does not constitute an objection in and of itself. Thus, there are no objections upon which the Court must rule.

     111. Further, even if the Court were to consider Mr. Morovan's May 16, 2003 letter to be an objection - which the Court does not - the Court has carefully considered the letter and overrules it for the reasons stated elsewhere in this opinion.

CONCLUSION
----------

     112. The Court is fully informed and has sufficient information before it to make a final determination of all issues. For the reasons expressed in this Final Judgment, in the papers on file in this matter, and at oral proceedings, and finds and concludes that (i) the content of the notices to shareholders and the Class and the manner of dissemination of such notices were sufficient under all applicable laws; and (ii) the proposed settlement is fair, adequate, and reasonable to the Class and shareholders. Thus, the Court grants Plaintiffs' Motion. The Settlement Agreement is approved as


                                     - 27 -
FINAL JUDGMENT
modified herein. This notice program fully satisfied the requirements of Rule 42(a), (c), & (e), Tex. R. Civ. P, and state and federal constitutional due process.

     113. Similarly, the Court finds and concludes that the value of plaintiffs' fee- and-expense application is fair and reasonable. The following award is made pursuant to Sec. 3(a)(10) of the Securities Act of 1933. The Court grants Plaintiffs' Application, modified as follows: The Court awards plaintiffs' counsel (i) the base amount of 700,000 shares (post-split) of the CDEX stock that is presently owned by Loch Harris, Inc., or (ii) if the exchange ratio actually realized by Class members is 45-to-1 or better (in post- split terms),15 900,000 shares (post-split) of the CDEX stock presently owned by Loch Harris. In the unlikely event of the boundary problem described above, the Court awards plaintiffs' counsel 800,000 shares (post-split) of the CDEX stock presently owned by Loch Harris. In place of the requested cash component to be paid by Loch Harris, the Court awards plaintiffs' counsel an additional 25,000 shares (post-split) of CDEX stock presently owned by Loch Harris per 100,000 shares (post-split) of CDEX stock otherwise awarded to plaintiffs' counsel above, which is no more than the value of the cash component requested in Plaintiffs' Application.16 Again, the value of this award is within the maximum amount specified in the Detailed Notice, as required by Bloyed.

     114. The parties are ordered promptly to carry out their respective obligations under the Settlement Agreement and/or as described herein. To the extent obligations in this Final Judgment are in conflict with those expressed in the Settlement Agreement, this Final Judgment takes precedence. The Court specifically observes that deadlines that this Final Judgment imposes in relation to submitting claim forms are somewhat different from those in the Amended Plan of Distribution; and the deadlines imposed in this Final Judgment are the operative deadlines. The Court finds and concludes that such modifications are not material to any party, the shareholders, or the Class members; are not materially inconsistent with the Detailed Notice; and do not affect the validity of the settlement or this Final Judgment in any way.

     115. The Court approves the claim forms attached hereto as Attachments B & C for shareholders and brokers, respectively. The Court authorizes the parties to make revisions to the claim forms as they may jointly deem necessary or appropriate without

---------------

15     The "exchange ratio" of 45-to-1 refers to one share of CDEX (post-split)
in exchange for every 45 shares of Loch Harris. A "better" exchange ratio refers to more than 1 share of CDEX (post-split) for every 45 shares of Loch Harris. As noted elsewhere, the parties previously expressed this ratio in pre-split terms of 9-to-1.

16     In this regard, the Court has considered the various valuation estimates submitted by the parties and also noted the sale price of CDEX stock in CDEX's most recent private placement, shown on the S.E.C.'s EDGAR website in an April 7, 2003 Form D. See Second Cantor Aff., Ex. G (May 21, 2003).


                                     - 28 -
FINAL JUDGMENT
the necessity of further Court action or approval. The mailed versions may be compacted to not less than 10-point type so as to fit on a single sheet of paper if practicable. The parties may (but are not required to) supplement the claim forms with cover letters as they may jointly deem appropriate. The parties are ordered to promptly disseminate the claim forms in the manner described in the Settlement Agreement (in the portion titled "Amended Plan of Distribution").

     116. All owners of Loch Harris shares, except Class members who opted out, and all brokers through whom their clients beneficially own shares, are ordered and directed on a mandatory basis to promptly fill out claim forms and submit them, together with original share certificates, to the transfer agent as described in the Amended Plan of Distribution. Each broker, on behalf of clients who have Loch Harris stock, is ordered and directed on a mandatory basis to submit to the transfer agent a single claim form with respect to all Loch Harris shares on behalf of all of the broker's clients (excluding Class members who opted out).

     117. Plaintiffs' counsel are directed to contact each person listed on Attachment A, if possible, to determine through which broker, if any, such person owns his or her shares of Loch Harris. Persons listed on Attachment A are ordered and directed to respond truthfully to such inquiries. Claim forms sent to those particular brokers will explain which of their clients opted out of the Class and are not to be included in the share exchange.

     118. After entry of this Final Judgment, to alleviate potential confusion in the market, Loch Harris shall promptly file a Form 8-K with the S.E.C. to reflect the following: This Court recommends that all persons stop trading in Loch Harris stock beginning on a date three weeks (i.e., 21 calendar days) after entry of this Final Judgment, at 5:00 p.m. Pacific Time; and that after that date and time, brokers may or may not possess or be able to acquire shares that traders seek to buy or sell. Thus, any attempts to trade after that date and time might not be consummated; and traders and their brokers who undertake to conduct such trades do so at their peril.

     119. A "Date of Exchange" is hereby established. The Date of Exchange shall be EXACTLY TEN WEEKS (I.E., 70 CALENDAR DAYS) AFTER ENTRY OF THIS FINAL JUDGMENT, AT 5:00 P.M. PACIFIC TIME. This Date of Exchange is the latest date and time for Loch Harris's transfer agent to RECEIVE claims (including original stock certificates) to participate in the share exchange. On the first business day following the Date of Exchange, Loch Harris through its transfer agent shall begin to process all proper claims received by that date and time and promptly conduct the share exchange pursuant to the judicial sale / exchange / reorganization contemplated herein.

     120. After the share exchange is completed, consistent with the Settlement Agreement the Court will address dissolution of Loch Harris upon submission by the parties.


                                     - 29 -
FINAL JUDGMENT

     121. The Court finds and concludes that the settlement approved herein, including the exchange and distribution of securities, falls within the provisions of Sec. 3(a)(10) of the Securities Act of 1933.

     122. Neither this Final Judgment nor the Settlement Agreement are an admission, concession, or indication by the individual defendants or Loch Harris of the validity of any of plaintiffs' claims in this case or of any liability, wrongdoing, or violation of law; nor are they an admission, concession, or indication by the plaintiffs (or derivatively, Loch Harris) that any of their claims lack merit.

     123. This Court hereby dismisses this action on the merits and with prejudice against Loch Harris and all shareholders of Loch Harris with respect to derivative claims asserted by the derivative plaintiffs; and against all persons who are members of the Class (i.e., excluding those persons who opted out) with respect to claims asserted by the Class plaintiffs.

     124. By operation of this Final Judgment, the following general releases are given:

          (a) By all named plaintiffs, all members of the Class (except any members of the Class who opted out), and Loch Harris, for the benefit of the individual defendants and their counsel and of nominal defendant Loch Harris and its counsel, of all claims that relate to or arise under in any way the facts alleged or that could have been alleged in the pleadings and/or the defendants' acts or omissions in connection with this litigation or the business of Loch Harris at any time prior to the date of this Final Judgment (except as otherwise provided in subparagraph (d), below), including but not limited to claims under Sec. 16 of the Securities Exchange Act of 1934, 15 U.S.C. Sec. 78p.

          (b) By all individual defendants and nominal defendant Loch Harris, for the benefit of all named plaintiffs and their counsel, all members of the Class (except any members of the Class who opted out) and their counsel, and Loch Harris and its counsel, of all claims that relate to or arise out of acts or omissions in connection with this litigation or the business of Loch Harris at any time prior to the date that this agreement receives final approval by the Court (except as otherwise provided in subparagraph (d), below).

          (c) The individual defendants may not assert any claim they may have against Loch Harris to be collected, directly or indirectly, against CDEX shares or the proceeds thereof or any assets of Loch Harris in liquidation except as provided in Para. 7(h) of the Term Sheet. (This release does not, however, affect in any way the individual defendants' claims as shareholders of Loch Harris and participation in the distribution of CDEX shares by Loch Harris.)


                                     - 30 -
FINAL JUDGMENT

          (d) The releases described in the subparagraphs above are based on the assumption that the parties have not violated the Settlement Agreement prior to entry of this Final Judgment. If a party has breached the terms of the Settlement Agreement, including but not limited to Para 7(h) of the Term Sheet, prior to entry of this Final Judgment, the releases in the subparagraphs above of the breaching party will not include acts constituting the breach from January 7, 2003 through the date of entry of this Final Judgment, inclusive.

Notwithstanding the above, the releases will not cover claims to carry out the terms of the Settlement Agreement or this Final Judgment.

     125. The Settlement Agreement and this Final Judgment, including the releases herein, are not intended to affect or compromise in any way any investigation or proceeding brought or to be brought against individual defendants or Loch Harris by any governmental agency.

     126. Without affecting the finality of this Final Judgment in any way, the Court hereby retains continuing jurisdiction over (a) implementation of the Settlement Agreement; and (b) this action until each and every act agreed to be performed pursuant to the Settlement Agreement has been performed; (c) all parties to this action, the Class members (excluding those who opted out) and the shareholders for the purpose of enforcing and administering the Settlement Agreement; and (d) the Additional Sec. 3(a)(10) Distribution as described above.

     127. In the event that this Final Judgment is appealed, the parties are given leave to contact the clerk to set a hearing on the appropriateness of requiring a bond.


DATED:  June 6, 2003                 /s/ Patrick O. Keel
        ------                       -----------------------------------------
                                     The Honorable Patrick O. Keel
                                     District Court Judge



Attachment A:     Persons Excluded from the Class
Attachment B:     Claim Form for Shareholders of Record
Attachment C:     Claim Form for Brokers and Institutions


                                      -31-
FINAL JUDGMENT

                                  ATTACHMENT A


                  SHAREHOLDERS WHO HAVE OPTED OUT OF THE CLASS


                   (within deadline set in Preliminary Order)


1.  Liviu Morovan, 54 Sheridan Ave., Clifton, NJ 07011
2.  Janet Yates, 10707 Des Moines Memorial Dr. C2, Seattle WA 98168
3.  Casey Dawson, 1120 Stoney Brook Landing, Chesapeake, VA 23320
4.  Joseph Hurtienne, 1113 Stoney Brook Landing, Chesapeake, VA 23320
5.  Constance M. Gibson, 700 Oriole Dr. #C-611, Virginia Beach, VA 23451
6.  Sue Gibson, 1427 Plantation Lakes Cir., Chesapeake, VA 23320
7.  Gary Woodson, 3884 Sherman Oaks Ave., Virginia Beach, VA 23456

                    (after deadline set in Preliminary Order)

8. William R. Johnson, 748 Oriole Dr., Virginia Beach, VA 23451

                                  ATTACHMENT B

                                   CLAIM FORM
               (FOR SHAREHOLDERS WITH THEIR OWN SHARE CERTIFICATE)
                   LOCH HARRIS, INC. MANDATORY SHARE EXCHANGE
                                     ---------

Send this completed form to:
---------------------------

Loch Harris, Inc. Transfer Agent
Ms. Leah Finke, Transfer Department
The Nevada Agency and Trust Co.
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Telephone (775) 322-0626

You are receiving this claim form pursuant to the settlement of the case Stassi et al. v. Boone et al., No. GN200180 (District Court, 345th Judicial Dist., Travis County, Texas) (The Honorable Patrick O. Keel, Judge). The Court approved the settlement in a Final Judgment entered June 6, 2003. The Final Judgment is or will be posted on Travis County's website with a link at www.co.travis.tx.us.
                                                            -------------------
The Final Judgment approves a MANDATORY share exchange whereby you must turn in
                              ---------
your original Loch Harris, Inc. ("Loch") share certificates with this claim form so that the transfer agent RECEIVES them by the deadline below (the "Exchange
                           --------
Deadline") in order for you to receive a pro rata number of CDEX, Inc. shares. All Loch share certificates not RECEIVED by the Exchange Deadline (except for
                                --------
class members who opted out) shall be canceled and the rights and value associated with the canceled shares shall cease to exist.

--------------------------------------------------------------------------------
  It is your responsibility to ensure that the transfer agent, The Nevada Agency and Trust Co., RECEIVES THIS CLAIM FORM AND SHARE CERTIFICATE(S) BY THE EXCHANGE
               --------
          DEADLINE, WHICH IS AUGUST 15, 2003 AT 5:00 P.M. PACIFIC TIME.
                             ---------------
--------------------------------------------------------------------------------

The Court recommends that all claim forms and original Loch share certificates be sent to the addressee via a delivery service that provides a tracking number, tracking information, and insurance. You may also obtain a receipt from the Transfer Agent by so requesting, along with payment of $10 to cover the Transfer Agent's expenses.

                              TYPE OR PRINT CLEARLY
                                            -------

1.   NAME(S) ON CERTIFICATE:
                             ---------------------------------------------------
2.   ADDRESS:
              ------------------------------------------------------------------

            --------------------------------------------------------------------
3.   PHONE:
            --------------------------------------------------------------------
4.   NUMBER OF SHARES: I (We) own                                shares of Loch.
                                  ------------------------------
5. ORIGINAL CERTIFICATES: I (We) have attached my (our) original share certificate(s), which is (are) certificate number(s)
                                                     ---------------------------

--------------------------------------------------------------------------------
YOU MUST ATTACH YOUR ORIGINAL SHARE CERTIFICATE. You are receiving this claim form by mail because Loch's share register shows that you have your own share certificates. The name on this claim form must match the name on the certificate. (If the certificate has been transferred, you must re-register with the transfer agent.) Brokers and institutions are receiving forms similar to this. If you also own shares through a broker, please contact your broker to make sure he, she, or it submits the broker's form in a timely manner.
--------------------------------------------------------------------------------

6. PARTICIPATION IN SHARE EXCHANGE: I (we) understand the Court-approved settlement provides that my (our) Loch shares will be exchanged for a pro rata number of CDEX shares only if I (we) return this claim form with such Loch share certificate(s) so that the transfer agent RECEIVES them by the Exchange
                                          --------
Deadline; and the settlement provides that, thereafter, Loch will be dissolved. If I (we) do not return this claim form with the Loch share certificates so that the transfer agent RECEIVES them by the Exchange Deadline, my (our) Loch shares
                   --------
will be canceled and the rights and value associated with the canceled shares will cease to exist.

Signature(s):
              ---------------------------    -----------------------------------

Print Name(s):
              ---------------------------    -----------------------------------

              Date:                , 2003    Date:                        , 2003
                    ---------------                -----------------------


For further information, see www.lochharris.com, where the Amended & Restated Term Sheet, the Amended Plan of Distribution, the Notice To All Shareholders of Loch Harris, Inc. ("Notice"), the claim forms, the Final Judgment, and other related documents are posted. Certain explanations in this claim form are summaries only of information contained in the foregoing documents and you should refer to such documents for a complete discussion. The Amended Plan of Distribution describes what you may do if you lost your original share certificates. If you have questions, counsel's addresses are contained in the
                                     ----------------------------------------
Notice, posted at www.lochharris.com.
------            ------------------

                    [Attach additional sheets as necessary.]

                                  ATTACHMENT C

                                   CLAIM FORM
                     (FOR BROKERS & FINANCIAL INSTITUTIONS)
                   LOCH HARRIS, INC. MANDATORY SHARE EXCHANGE
                                     ---------

Send this completed form to:
---------------------------

Loch Harris, Inc. Transfer Agent
Ms. Leah Finke, Transfer Department
The Nevada Agency and Trust Co.
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Telephone (775) 322-0626

You are receiving this claim form pursuant to the settlement of the case Stassi et al. v. Boone et al., No. GN200180 (District Court, 345th Judicial Dist., Travis County, Texas) (The Honorable Patrick O. Keel, Judge). The Court approved the derivative action / class action settlement in a Final Judgment entered June 6, 2003. The Final Judgment is posted on Travis County's website with a link at www.co.travis.tx.us. The Final Judgment approves a MANDATORY share exchange
                                                   ---------
whereby you are to turn in all original Loch Harris, Inc. ("Loch") share certificates with this claim form, on behalf of your clients, so that the transfer agent RECEIVES them by the deadline below (the "Exchange Deadline") in
               --------
order for you to receive in exchange a pro rata number of CDEX, Inc. share certificates. All Loch share certificates not RECEIVED by the Exchange Deadline
                                              --------
(except for class members who opted out) shall be canceled and the rights and value associated with the canceled shares shall cease to exist.

--------------------------------------------------------------------------------
It is your responsibility to ensure that the transfer agent, The Nevada Agency and Trust Co., RECEIVES this claim form and share certificates by the Exchange
               --------
Deadline, which is AUGUST 15, 2003 at 5:00 p.m. Pacific Time.
                   ---------------
--------------------------------------------------------------------------------

INSTRUCTIONS TO BROKERS & INSTITUTIONS: You are receiving this claim form
--------------------------------------
because The Depository Trust Company's security position listing shows that your company or institution has shares of Loch on behalf of your clients. You may read copies of certain documents relevant to the settlement on the websites listed herein and you may also obtain copies from the Court. The final judgment calls for a share exchange whereby you are ordered and directed ON A MANDATORY
                                                                --------------
BASIS to submit all original share certificates of Loch (except for those shares
-----
attributable to persons who opted out of the class) to the transfer agent identified above together with this completed claim form so that the transfer agent RECEIVES them by the Exchange Deadline, after which the transfer agent
      --------
will send to you a pro rata number of shares of CDEX, Inc. The Final Judgment orders and directs that you are to submit only a single claim form on behalf of all of your clients collectively (i.e., one claim form per broker or institution). The final judgment anticipates that Loch will dissolve after the exchange, so TO PROTECT THE RIGHTS OF YOUR CLIENTS, YOU MUST RESPOND.
             -------------------------------------------------------

If any of your clients opted out of the class, they are listed separately. You are NOT to turn in shares associated with such clients. If no such list is enclosed, none of your clients opted out.

The Court recommends that all claim forms and original share certificates be sent to the addressee via a delivery service that provides a tracking number, tracking information, and insurance. You may also obtain a receipt from the Transfer Agent by so requesting, along with payment of $10 to cover the Transfer Agent's expenses.

1. Name of Company:
                    ------------------------------------------------------------

2. Address:
              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

3. Contact Person and Phone Number:
                                    --------------------------------------------

4. Number of shares: This company is submitting                  shares of Loch.
                                                ----------------
4. Nature of Ownership [describe]:
                                   ---------------------------------------------
5. Original Share Certificates: Attached are original share certificate numbers
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  YOU MUST ATTACH ORIGINAL SHARE CERTIFICATES.
                      ----
     Please obtain these as necessary through The Depository Trust Company.
--------------------------------------------------------------------------------

6.   PARTICIPATION IN MANDATORY SHARE EXCHANGE: We understand the Court-approved
                      ---------
settlement provides for a mandatory exchange; but that Loch shares will be exchanged for a pro rata number of CDEX shares only if we return this claim form with such Loch share certificate(s) so that the transfer agent RECEIVES them by
                                                               --------
the Exchange Deadline; and the settlement provides that, thereafter, Loch will be dissolved. If we do not return this claim form with the Loch share certificates so that the transfer agent RECEIVES them by the Exchange Deadline,
                                        --------
the Loch shares of our clients will be canceled and the rights and value associated with the canceled shares will cease to exist.

COMPANY NAME:
              ---------------------------------

Signature:
              ---------------------------------

Printed Name:
              ---------------------------------
Title:
              ---------------------------------
Date:
              ---------------------------------
Telephone:
              ---------------------------------

For further information, see www.lochharris.com, where the Amended & Restated Term Sheet, the Amended Plan of Distribution, the Notice To All Shareholders of Loch Harris, Inc. ("Notice"), the claim forms, the Final Judgment, and other related documents are posted. Certain explanations in this claim form are summaries only of information contained in the foregoing documents and you should refer to such documents for a complete discussion. The Amended Plan of Distribution describes what you may do if you cannot obtain your original share certificates. If you have questions, counsel's addresses are contained in the
                                     ----------------------------------------
Notice, posted at www.lochharris.com.
------            ------------------


                      [Use additional sheets as necessary.]